Central Pacific Financial Corp. Reports $14.2 Million Second Quarter Earnings

Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Wayne Kirihara
	VP, Treasury Manager		EVP, Chief Marketing Officer
	(808) 544-3646		(808) 544-3687
	ian.tanaka@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $14.2 MILLION
SECOND QUARTER EARNINGS

•	Net income of $14.2 million, or fully diluted EPS of $0.48 for the second quarter, representing an increase of 18.3% and 23.1%, respectively, from the year-ago quarter.

•	ROA of 1.00% and ROE of 11.83% for the second quarter.

•	Total loans increased by $65.4 million in the second quarter, or 1.7% sequentially and 8.1% year-over-year.

HONOLULU, HI, July 25, 2018 – Central Pacific Financial Corp. (NYSE: CPF), (the "Company"), today reported net income in the second quarter of 2018 of $14.2 million, or diluted earnings per share ("EPS") of $0.48, compared to net income in the second quarter of 2017 of $12.0 million, or EPS of $0.39, and net income in the first quarter of 2018 of $14.3 million, or EPS of $0.48.

"Our second quarter results reflect another solid quarter highlighted by strong loan growth and improving efficiency," said Catherine Ngo, President & Chief Executive Officer. "We continue to execute on our business plan and expect further performance improvement during the remainder of 2018."

In July 2018, the Company's Board of Directors declared a quarterly cash dividend of $0.21 per share on its outstanding common shares. The dividend will be payable on September 17, 2018 to shareholders of record at the close of business on August 31, 2018.

During the second quarter of 2018, the Company repurchased 269,885 shares of common stock, at a total cost of $8.0 million, or an average cost per share of $29.54. During the six months ended June 30, 2018, the Company repurchased 614,247 shares of common stock, or approximately 2.0% of its common stock outstanding as of December 31, 2017. Total cost of the shares repurchased during the six months ended June 30, 2018 was $18.1 million, or an average cost per share of $29.44. The Company's remaining repurchase authority under its common stock repurchase program at June 30, 2018 is $35.4 million. During the six months ended June 30, 2018, the Company returned $30.0 million in capital to its shareholders through cash dividends and share repurchases.

Earnings Highlights
Net interest income for the second quarter of 2018 was $42.7 million, compared to $41.6 million in the year-ago quarter and $42.3 million in the previous quarter. Net interest margin for the second quarter of 2018 was 3.20%, compared to 3.29% in the year-ago

Central Pacific Financial Corp. Reports $14.2 Million Second Quarter Earnings

quarter and 3.21% in the previous quarter. The increase in net interest income from the year-ago and sequential quarters were primarily due to growth in the loan portfolio, combined with an increase in the yield earned on the loan portfolio. These increases were partially offset by higher deposit and borrowing costs attributable to the recent increases in the federal funds rate, which also resulted in the decline in the net interest margin from the year-ago and sequential quarters.

Other operating income for the second quarter of 2018 totaled $9.6 million, compared to $7.9 million in the year-ago quarter and $9.0 million in the previous quarter. The increase from the year-ago quarter was primarily due to investment securities losses of $1.6 million related to an investment portfolio repositioning completed in the year-ago quarter. The sequential quarter increase was primarily due to higher income from bank-owned life insurance of $0.2 million and higher commissions on investment services of $0.2 million (included in other service charges and fees).

Other operating expense for the second quarter of 2018 totaled $33.7 million, which increased from $32.3 million in the year-ago quarter and increased from $33.5 million in the previous quarter. The increase from the year-ago quarter was primarily due to higher salaries and employee benefits of $0.8 million. The higher salaries and employee benefits expense was primarily attributable to the increase in the Company's starting pay rate effective January 1, 2018. The sequential quarter increase was primarily due to higher salaries and employee benefits of $0.3 million. The higher salaries and employee benefits from the previous quarter was primarily attributable to annual merit increases effective in the second quarter of 2018.

The efficiency ratio for the second quarter of 2018 was 64.48%, compared to 65.32% in the year-ago quarter and 65.37% in the previous quarter. The improvements in the efficiency ratio from the year-ago and sequential quarters were primarily due to the aforementioned improvements in net interest income and other operating income, partially offset by higher other operating expenses in the current quarter compared to the year-ago and sequential quarters.

In the second quarter of 2018, the Company recorded income tax expense of $3.8 million, compared to $7.4 million in the year-ago quarter and $3.7 million in the previous quarter. Income tax expense in the current quarter included a one-time estimated benefit of $0.6 million to income tax expense due to a tax accounting method change strategy that allows the deduction for certain expenses to be accelerated for income tax purposes. The effective tax rate for the second quarter of 2018 was 21.2%, compared to 38.2% in the year-ago quarter and 20.5% in the previous quarter. The decline in income tax expense and effective tax rate in the current quarter compared to the year-ago quarter was primarily due to the enactment of H.R.1, commonly referred to as the Tax Cuts and Jobs Act.

Balance Sheet Highlights
Total assets at June 30, 2018 of $5.68 billion increased by $148.4 million, or 2.7% from June 30, 2017, and increased by $30.2 million, or 0.5% from March 31, 2018.

Total loans and leases at June 30, 2018 of $3.88 billion increased by $289.8 million, or 8.1% and $65.4 million, or 1.7% from June 30, 2017 and March 31, 2018, respectively. The increase in total loans and leases from June 30, 2017 was primarily attributable to strong organic growth in the Hawaii loan portfolios, combined with an increase in the U.S. mainland commercial mortgage portfolio, partially offset by reductions in the Hawaii construction loan portfolio and the U.S. mainland consumer loan portfolio. The increase in total loans and leases from the first quarter of 2018 was primarily due to strong organic growth in the Hawaii loan portfolios, combined with increases in the U.S. mainland commercial, financial and agricultural and consumer loan portfolios. During the second quarter of 2018, the Company purchased a U.S. mainland automobile portfolio totaling $20.6 million.

Total deposits at June 30, 2018 of $4.98 billion increased by $92.7 million, or 1.9% from June 30, 2017, and remained relatively unchanged from March 31, 2018.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $4.00 billion at June 30, 2018.  This represents an increase of $52.4 million, or 1.3% from June 30, 2017, and a decrease of $11.0 million, or 0.3% from March 31, 2018. The Company's loan-to-deposit ratio was 78.0% at June 30, 2018, compared to 73.5% at June 30, 2017 and 76.6% at March 31, 2018.

Asset Quality
Nonperforming assets at June 30, 2018 totaled $3.5 million, or 0.06% of total assets, compared to $9.0 million, or 0.16% of total assets at June 30, 2017, and $3.4 million, or 0.06% of total assets at March 31, 2018.

Loans delinquent for 90 days or more still accruing interest totaled $0.6 million at June 30, 2018, compared to $0.3 million and $0.4 million at June 30, 2017 and March 31, 2018, respectively.

Central Pacific Financial Corp. Reports $14.2 Million Second Quarter Earnings

Net charge-offs in the second quarter of 2018 totaled $1.6 million, compared to net charge-offs of $0.3 million in the year-ago quarter, and net charge-offs of $0.6 million in the previous quarter.

In the second quarter of 2018, the Company recorded a provision for loan and lease losses of $0.5 million, compared to a credit of $2.3 million in the year-ago quarter and a credit of $0.2 million in the previous quarter. The allowance for loan and lease losses, as a percentage of total loans and leases at June 30, 2018 was 1.24%, compared to 1.47% at June 30, 2017 and 1.29% at March 31, 2018.

Capital
Total shareholders' equity was $480.7 million at June 30, 2018, compared to $512.9 million and $484.1 million at June 30, 2017 and March 31, 2018, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At June 30, 2018, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.3%, 14.4%, 15.7%, and 12.2%, respectively, compared to 10.3%, 14.5%, 15.8%, and 12.3%, respectively, at March 31, 2018.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.centralpacificbank.com. Alternatively, investors may participate in the live call by dialing 1-877-505-7644. A playback of the call will be available through August 25, 2018 by dialing 1-877-344-7529 (passcode: 10122325) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $5.7 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 78 ATMs in the state of Hawaii, as of June 30, 2018.  For additional information, please visit the Company's website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations,

Central Pacific Financial Corp. Reports $14.2 Million Second Quarter Earnings

future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words "believes," "plans," "expects," "anticipates," "forecasts," "intends," "hopes," "should," "estimates," or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders or actions we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, volcanoes, tsunamis and earthquakes) on the Company's business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the financial services industry; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of the Tax Cuts and Jobs Act; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company's common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers, including fintech businesses; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our capital position; our ability to attract and retain skilled directors, executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K and 10-K/A for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Six Months Ended
(Dollars in thousands,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
except for per share amounts)	2018	2018	2017	2017	2017	2018	2017
CONDENSED INCOME STATEMENT
Net interest income	$42,672	$42,322	$42,824	$41,995	$41,629	$84,994	$82,884
Provision (credit) for loan and lease losses	532	(211)	(186)	(126)	(2,282)	321	(2,362)
Net interest income after provision (credit) for loan and lease losses	42,140	42,533	43,010	42,121	43,911	84,673	85,246
Total other operating income	9,630	8,954	9,043	9,569	7,870	18,584	17,884
Total other operating expense	33,724	33,518	34,511	33,511	32,335	67,242	63,795
Income before taxes	18,046	17,969	17,542	18,179	19,446	36,015	39,335
Income tax expense	3,822	3,692	13,254	6,367	7,421	7,514	14,231
Net income	14,224	14,277	4,288	11,812	12,025	28,501	25,104
Basic earnings per common share	$0.48	$0.48	$0.14	$0.39	$0.39	$0.96	$0.82
Diluted earnings per common share	0.48	0.48	0.14	0.39	0.39	0.95	0.81
Dividends declared per common share	0.21	0.19	0.18	0.18	0.18	0.40	0.34

PERFORMANCE RATIOS
Return on average assets (1)	1.00%	1.01%	0.31%	0.85%	0.88%	1.01%	0.92%
Return on average shareholders’ equity (1)	11.83	11.60	3.35	9.16	9.32	11.72	9.78
Return on average tangible shareholders’ equity (1)	11.85	11.64	3.37	9.22	9.39	11.75	9.86
Average shareholders’ equity to average assets	8.49	8.73	9.12	9.30	9.44	8.61	9.43
Efficiency ratio (2)	64.48	65.37	66.54	64.99	65.32	64.92	63.31
Net interest margin (1)	3.20	3.21	3.27	3.25	3.29	3.20	3.29
Dividend payout ratio (3)	43.75	39.58	128.57	46.15	46.15	42.11	41.98

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$3,836,739	$3,789,338	$3,719,684	$3,625,455	$3,593,347	$3,813,169	$3,570,658
Average interest-earning assets	5,376,115	5,334,276	5,279,360	5,216,089	5,138,038	5,355,311	5,116,864
Average assets	5,663,697	5,638,205	5,605,728	5,545,909	5,467,461	5,651,021	5,445,119
Average deposits	5,041,164	5,000,108	4,936,743	4,893,778	4,800,815	5,020,750	4,781,950
Average interest-bearing liabilities	3,776,053	3,746,012	3,686,222	3,613,872	3,600,761	3,761,115	3,613,425
Average shareholders’ equity	480,985	492,184	511,277	515,580	515,974	486,554	513,403
Average tangible shareholders' equity	479,959	490,453	508,886	512,554	512,254	485,177	509,327

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(dollars in thousands)	2018	2018	2017	2017	2017
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$586,799	$579,221	$578,607	$585,950	$584,441
Tier 1 risk-based capital	586,799	579,221	578,607	585,950	584,441
Total risk-based capital	636,755	629,179	628,068	634,677	632,780
Common equity tier 1 capital	496,799	489,221	490,861	497,828	497,172
Central Pacific Bank
Leverage capital	569,128	568,409	565,412	569,990	564,765
Tier 1 risk-based capital	569,128	568,409	565,412	569,990	564,765
Total risk-based capital	619,084	618,240	614,732	618,576	612,968
Common equity tier 1 capital	569,128	568,409	565,412	569,990	564,765

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	10.3%	10.3%	10.4%	10.6%	10.7%
Tier 1 risk-based capital ratio	14.4	14.5	14.7	15.1	15.2
Total risk-based capital ratio	15.7	15.8	15.9	16.3	16.4
Common equity tier 1 capital ratio	12.2	12.3	12.4	12.8	12.9
Central Pacific Bank
Leverage capital ratio	10.0	10.1	10.1	10.3	10.4
Tier 1 risk-based capital ratio	14.0	14.3	14.4	14.7	14.7
Total risk-based capital ratio	15.3	15.5	15.6	16.0	15.9
Common equity tier 1 capital ratio	14.0	14.3	14.4	14.7	14.7

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(dollars in thousands, except for per share amounts)	2018	2018	2017	2017	2017
BALANCE SHEET
Loans and leases	$3,881,581	$3,816,146	$3,770,615	$3,636,370	$3,591,735
Total assets	5,681,519	5,651,287	5,623,708	5,569,230	5,533,135
Total deposits	4,979,099	4,980,431	4,956,354	4,927,497	4,886,382
Long-term debt	92,785	92,785	92,785	92,785	92,785
Total shareholders’ equity	480,668	484,108	500,011	509,846	512,930
Total shareholders’ equity to total assets	8.46%	8.57%	8.89%	9.15%	9.27%
Tangible common equity to tangible assets (4)	8.45%	8.54%	8.86%	9.11%	9.22%

ASSET QUALITY
Allowance for loan and lease losses	$48,181	$49,217	$50,001	$51,217	$52,828
Non-performing assets	3,509	3,438	3,626	5,970	9,042
Allowance to loans and leases outstanding	1.24%	1.29%	1.33%	1.41%	1.47%
Allowance to non-performing assets	1,373.07%	1,431.56%	1,378.96%	857.91%	584.25%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$16.30	$16.30	$16.65	$16.89	$16.81
Tangible book value per common share	16.28	16.25	16.59	16.80	16.70
Closing market price per common share	28.65	28.46	29.83	32.18	31.47

(1) Annualized.
(2) Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
(3) Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
(4) The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 2.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 2

The following table sets forth a reconciliation of our tangible common equity ratio for each of the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017
Tangible Common Equity Ratio:
Total shareholders’ equity	$480,668	$484,108	$500,011	$509,846	$512,930
Less: Other intangible assets	(669)	(1,337)	(2,006)	(2,674)	(3,343)
Tangible common equity	$479,999	$482,771	$498,005	$507,172	$509,587

Total assets	$5,681,519	$5,651,287	$5,623,708	$5,569,230	$5,533,135
Less: Other intangible assets	(669)	(1,337)	(2,006)	(2,674)	(3,343)
Tangible assets	$5,680,850	$5,649,950	$5,621,702	$5,566,556	$5,529,792

Tangible common equity to tangible assets	8.45%	8.54%	8.86%	9.11%	9.22%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 3

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except share data)	2018	2018	2017	2017	2017
ASSETS
Cash and due from financial institutions	$75,547	$59,905	$75,318	$90,080	$85,975
Interest-bearing deposits in other financial institutions	13,948	5,875	6,975	18,195	54,576
Investment securities:
Available-for-sale debt securities, at fair value (1)	1,279,969	1,326,092	1,304,066	1,349,311	1,315,086
Held-to-maturity debt securities, at fair value of: $152,330 at June 30, 2018, $171,399 at March 31, 2018, $189,201 at December 31, 2017, $195,714 at September 30, 2017, and $203,334 at June 30, 2017	158,156	177,078	191,753	197,672	204,588
Equity securities, at fair value (1)	844	753	825	794	809
Total investment securities	1,438,969	1,503,923	1,496,644	1,547,777	1,520,483
Loans held for sale	9,096	7,492	16,336	10,828	13,288
Loans and leases	3,881,581	3,816,146	3,770,615	3,636,370	3,591,735
Less allowance for loan and lease losses	48,181	49,217	50,001	51,217	52,828
Loans and leases, net of allowance for loan and lease losses	3,833,400	3,766,929	3,720,614	3,585,153	3,538,907
Premises and equipment, net	47,004	47,436	48,348	48,339	49,252
Accrued interest receivable	16,606	16,070	16,581	15,434	15,636
Investment in unconsolidated subsidiaries	9,362	6,478	7,088	7,101	6,189
Other real estate owned	595	595	851	851	1,008
Mortgage servicing rights	15,756	15,821	15,843	16,093	15,932
Core deposit premium	669	1,337	2,006	2,674	3,343
Bank-owned life insurance	156,945	156,611	156,293	155,928	156,053
Federal Home Loan Bank stock	10,246	9,007	7,761	6,484	6,492
Other assets	53,376	53,808	53,050	64,293	66,001
Total assets	$5,681,519	$5,651,287	$5,623,708	$5,569,230	$5,533,135
LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$1,365,010	$1,349,029	$1,395,556	$1,383,548	$1,383,754
Interest-bearing demand	952,991	946,464	933,054	911,273	917,956
Savings and money market	1,502,284	1,533,483	1,481,876	1,476,017	1,453,108
Time	1,158,814	1,151,455	1,145,868	1,156,659	1,131,564
Total deposits	4,979,099	4,980,431	4,956,354	4,927,497	4,886,382
Federal Home Loan Bank advances and other short-term borrowings	87,000	56,000	32,000	—	—
Long-term debt	92,785	92,785	92,785	92,785	92,785
Other liabilities	41,967	37,963	42,534	39,078	41,013
Total liabilities	5,200,851	5,167,179	5,123,673	5,059,360	5,020,180
Equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding none at: June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 29,489,954 at June 30, 2018, 29,707,122 at March 31, 2018, 30,024,222 at December 31, 2017, 30,188,748 at September 30, 2017, and 30,514,799 at June 30, 2017	485,402	493,794	503,988	509,243	519,383
Surplus	86,949	86,497	86,098	85,300	84,592
Accumulated deficit	(70,435)	(78,454)	(89,036)	(87,913)	(94,269)
Accumulated other comprehensive income (loss)	(21,248)	(17,729)	(1,039)	3,216	3,224
Total shareholders' equity	480,668	484,108	500,011	509,846	512,930
Non-controlling interest	—	—	24	24	25
Total equity	480,668	484,108	500,035	509,870	512,955
Total liabilities and equity	$5,681,519	$5,651,287	$5,623,708	$5,569,230	$5,533,135

(1) Financial information for prior quarters has been revised to reflect the impact of the adoption of ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 4

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
(Dollars in thousands, except per share data)	2018	2018	2017	2017	2017	2018	2017
Interest income:
Interest and fees on loans and leases	$38,699	$37,390	$37,447	$36,289	$35,531	$76,089	$70,488
Interest and dividends on investment securities:
Taxable investment securities	8,717	8,843	8,777	8,540	8,481	17,560	16,616
Tax-exempt investment securities	933	933	955	966	974	1,866	1,953
Dividend income on investment securities	3	15	13	12	12	18	24
Interest on deposits in other financial institutions	117	84	58	163	61	201	135
Dividend income on Federal Home Loan Bank stock	40	45	26	23	21	85	77
Total interest income	48,509	47,310	47,276	45,993	45,080	95,819	89,293
Interest expense:
Interest on deposits:
Demand	193	180	170	177	154	373	294
Savings and money market	459	369	302	281	259	828	516
Time	4,034	3,425	2,967	2,637	2,136	7,459	3,853
Interest on short-term borrowings	48	43	97	9	46	91	77
Interest on long-term debt	1,103	971	916	894	856	2,074	1,669
Total interest expense	5,837	4,988	4,452	3,998	3,451	10,825	6,409
Net interest income	42,672	42,322	42,824	41,995	41,629	84,994	82,884
Provision (credit) for loan and lease losses	532	(211)	(186)	(126)	(2,282)	321	(2,362)
Net interest income after provision for loan and lease losses	42,140	42,533	43,010	42,121	43,911	84,673	85,246
Other operating income:
Mortgage banking income (refer to Table 5)	1,775	1,847	1,531	1,531	1,957	3,622	3,900
Service charges on deposit accounts	1,977	2,003	2,130	2,182	2,120	3,980	4,156
Other service charges and fees	3,377	3,034	2,532	3,185	3,053	6,411	5,801
Income from fiduciary activities	1,017	956	935	911	964	1,973	1,828
Equity in earnings of unconsolidated subsidiaries	37	43	214	176	151	80	212
Fees on foreign exchange	277	211	135	101	130	488	293
Net gains (losses) on sales of investment securities	—	—	230	—	(1,640)	—	(1,640)
Income from bank-owned life insurance	501	318	614	1,074	583	819	1,700
Loan placement fees	220	197	170	86	146	417	280
Net gains on sales of foreclosed assets	—	—	—	19	84	—	186
Other (refer to Table 5)	449	345	552	304	322	794	1,168
Total other operating income	9,630	8,954	9,043	9,569	7,870	18,584	17,884
Other operating expense:
Salaries and employee benefits	18,783	18,505	18,759	18,157	17,983	37,288	35,370
Net occupancy	3,360	3,266	3,418	3,404	3,335	6,626	6,749
Equipment	1,044	1,068	1,007	969	967	2,112	1,809
Amortization of core deposit premium	668	669	668	669	669	1,337	1,337
Communication expense	746	898	924	944	891	1,644	1,791
Legal and professional services	1,769	1,821	2,091	1,854	1,987	3,590	3,779
Computer software expense	2,305	2,267	2,404	2,346	2,190	4,572	4,442
Advertising expense	617	612	1,000	626	390	1,229	782
Foreclosed asset expense	31	294	28	24	63	325	99
Other (refer to Table 5)	4,401	4,118	4,212	4,518	3,860	8,519	7,637
Total other operating expense	33,724	33,518	34,511	33,511	32,335	67,242	63,795
Income before income taxes	18,046	17,969	17,542	18,179	19,446	36,015	39,335
Income tax expense	3,822	3,692	13,254	6,367	7,421	7,514	14,231
Net income	$14,224	$14,277	$4,288	$11,812	$12,025	$28,501	$25,104
Per common share data:
Basic earnings per share	$0.48	$0.48	$0.14	$0.39	$0.39	$0.96	$0.82
Diluted earnings per share	0.48	0.48	0.14	0.39	0.39	0.95	0.81
Cash dividends declared	0.21	0.19	0.18	0.18	0.18	0.40	0.34
Basic weighted average shares outstanding	29,510,175	29,807,572	30,027,366	30,300,195	30,568,247	29,658,051	30,641,165
Diluted weighted average shares outstanding	29,714,942	30,041,351	30,271,910	30,514,459	30,803,725	29,881,534	30,879,923

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 5

The following table sets forth the components of mortgage banking income for the periods indicated:

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017	2018	2017
Mortgage banking income:
Loan servicing fees	$1,289	$1,311	$1,316	$1,323	$1,340	$2,600	$2,698
Amortization of mortgage servicing rights	(437)	(457)	(745)	(476)	(547)	(894)	(1,067)
Net gains on sales of residential mortgage loans	959	972	968	705	1,084	1,931	2,396
Unrealized gains (losses) on loans-held-for-sale and interest rate locks	(36)	21	(8)	(21)	80	(15)	(127)
Total mortgage banking income	$1,775	$1,847	$1,531	$1,531	$1,957	$3,622	$3,900

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017	2018	2017
Other operating income - other:
Income recovered on nonaccrual loans previously charged-off	$130	$96	$156	$25	$25	$226	$586
Other recoveries	49	46	26	32	54	95	91
Commissions on sale of checks	84	86	83	86	85	170	172
Other	186	117	287	161	158	303	319
Total other operating income - other	$449	$345	$552	$304	$322	$794	$1,168

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017	2018	2017
Other operating expense - other:
Charitable contributions	$131	$200	$165	$141	$136	$331	$287
FDIC insurance assessment	434	434	438	433	429	868	853
Miscellaneous loan expenses	324	299	288	302	293	623	554
ATM and debit card expenses	698	648	495	548	468	1,346	918
Amortization of investments in low-income housing tax credit partnerships	113	114	114	174	223	227	456
Armored car expenses	233	166	241	176	198	399	456
Entertainment and promotions	273	159	438	818	246	432	404
Stationery and supplies	236	201	202	204	230	437	408
Directors’ fees and expenses	283	231	209	208	250	514	457
Provision (credit) for residential mortgage loan repurchase losses	—	—	209	—	—	—	—
Increase (decrease) to the reserve for unfunded commitments	66	41	(101)	72	53	107	123
Other	1,610	1,625	1,514	1,442	1,334	3,235	2,721
Total other operating expense - other	$4,401	$4,118	$4,212	$4,518	$3,860	$8,519	$7,637

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$26,300	1.78%	$117	$22,790	1.50%	$84	$22,840	1.07%	$61
Investment securities, excluding valuation allowance:
Taxable	1,341,717	2.60	8,720	1,350,135	2.62	8,858	1,344,467	2.53	8,493
Tax-exempt (1)	164,196	2.87	1,181	165,176	2.86	1,181	170,169	3.52	1,499
Total investment securities	1,505,913	2.63	9,901	1,515,311	2.65	10,039	1,514,636	2.64	9,992
Loans and leases, including loans held for sale	3,836,739	4.04	38,699	3,789,338	3.98	37,390	3,593,347	3.96	35,531
Federal Home Loan Bank stock	7,163	2.24	40	6,837	2.61	45	7,215	1.17	21
Total interest-earning assets	5,376,115	3.63	48,757	5,334,276	3.59	47,558	5,138,038	3.55	45,605
Noninterest-earning assets	287,582			303,929			329,423
Total assets	$5,663,697			$5,638,205			$5,467,461

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$951,597	0.08%	$193	$935,483	0.08%	$180	$890,827	0.07%	$154
Savings and money market deposits	1,495,884	0.12	459	1,499,419	0.10	369	1,426,092	0.07	259
Time deposits under $100,000	178,459	0.48	214	179,547	0.44	195	191,833	0.39	188
Time deposits $100,000 and over	1,047,428	1.46	3,820	1,029,972	1.27	3,230	981,174	0.80	1,948
Total interest-bearing deposits	3,673,368	0.51	4,686	3,644,421	0.44	3,974	3,489,926	0.29	2,549
Federal Home Loan Bank advances and other short-term borrowings	9,900	1.96	48	8,806	1.97	43	18,050	1.03	46
Long-term debt	92,785	4.77	1,103	92,785	4.25	971	92,785	3.70	856
Total interest-bearing liabilities	3,776,053	0.62	5,837	3,746,012	0.54	4,988	3,600,761	0.38	3,451
Noninterest-bearing deposits	1,367,796			1,355,687			1,310,889
Other liabilities	38,863			44,306			39,812
Total liabilities	5,182,712			5,146,005			4,951,462
Shareholders’ equity	480,985			492,184			515,974
Non-controlling interest	—			16			25
Total equity	480,985			492,200			515,999
Total liabilities and equity	$5,663,697			$5,638,205			$5,467,461

Net interest income			$42,920			$42,570			$42,154

Interest rate spread		3.01%			3.05%			3.17%

Net interest margin		3.20%			3.21%			3.29%

(1) Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21% effective January 1, 2018 and 35% for all prior periods.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 7

	Six Months Ended			Six Months Ended
	June 30, 2018			June 30, 2017
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$24,555	1.65%	$201	$31,328	0.87%	$135
Investment securities, excluding valuation allowance:
Taxable	1,345,902	2.61	17,578	1,337,232	2.49	16,640
Tax-exempt (1)	164,684	2.87	2,362	170,651	3.52	3,005
Total investment securities	1,510,586	2.64	19,940	1,507,883	2.61	19,645
Loans and leases, including loans held for sale	3,813,169	4.01	76,089	3,570,658	3.97	70,488
Federal Home Loan Bank stock	7,001	2.42	85	6,995	2.20	77
Total interest-earning assets	5,355,311	3.61	96,315	5,116,864	3.55	90,345
Noninterest-earning assets	295,710			328,255
Total assets	$5,651,021			$5,445,119

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$943,584	0.08%	$373	$885,159	0.07%	$294
Savings and money market deposits	1,497,642	0.11	828	1,422,775	0.07	516
Time deposits under $100,000	179,000	0.46	409	192,730	0.39	368
Time deposits $100,000 and over	1,038,748	1.37	7,050	1,003,553	0.70	3,485
Total interest-bearing deposits	3,658,974	0.48	8,660	3,504,217	0.27	4,663
Federal Home Loan Bank advances and other short-term borrowings	9,356	1.97	91	16,423	0.94	77
Long-term debt	92,785	4.51	2,074	92,785	3.63	1,669
Total interest-bearing liabilities	3,761,115	0.58	10,825	3,613,425	0.36	6,409
Noninterest-bearing deposits	1,361,776			1,277,733
Other liabilities	41,568			40,533
Total liabilities	5,164,459			4,931,691
Shareholders’ equity	486,554			513,403
Non-controlling interest	8			25
Total equity	486,562			513,428
Total liabilities and equity	$5,651,021			$5,445,119

Net interest income			$85,490			$83,936

Interest rate spread		3.03%			3.19%

Net interest margin		3.20%			3.29%

(1) Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21% effective January 1, 2018 and 35% for all prior periods.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 8

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017
HAWAII:
Commercial, financial and agricultural	$411,687	$413,181	$400,529	$398,619	$395,512
Real estate:
Construction	64,457	59,136	61,643	95,309	91,080
Residential mortgage	1,377,219	1,351,488	1,341,221	1,267,144	1,249,617
Home equity	430,870	425,509	412,230	396,812	394,720
Commercial mortgage	829,647	816,160	807,009	801,113	767,661
Consumer	332,040	325,452	322,713	313,706	305,908
Leases	223	285	362	448	523
Total loans and leases	3,446,143	3,391,211	3,345,707	3,273,151	3,205,021
Allowance for loan and lease losses	(43,513)	(43,939)	(44,779)	(46,337)	(47,185)
Net loans and leases	$3,402,630	$3,347,272	$3,300,928	$3,226,814	$3,157,836

U.S. MAINLAND:
Commercial, financial and agricultural	$111,608	$103,299	$103,490	$88,566	$104,380
Real estate:
Construction	2,437	2,517	2,597	2,677	2,757
Residential mortgage	—	—	—	—	—
Home equity	—	—	—	—	—
Commercial mortgage	188,543	189,668	170,788	139,079	127,351
Consumer	132,850	129,451	148,033	132,897	152,226
Leases	—	—	—	—	—
Total loans and leases	435,438	424,935	424,908	363,219	386,714
Allowance for loan and lease losses	(4,668)	(5,278)	(5,222)	(4,880)	(5,643)
Net loans and leases	$430,770	$419,657	$419,686	$358,339	$381,071

TOTAL:
Commercial, financial and agricultural	$523,295	$516,480	$504,019	$487,185	$499,892
Real estate:
Construction	66,894	61,653	64,240	97,986	93,837
Residential mortgage	1,377,219	1,351,488	1,341,221	1,267,144	1,249,617
Home equity	430,870	425,509	412,230	396,812	394,720
Commercial mortgage	1,018,190	1,005,828	977,797	940,192	895,012
Consumer	464,890	454,903	470,746	446,603	458,134
Leases	223	285	362	448	523
Total loans and leases	3,881,581	3,816,146	3,770,615	3,636,370	3,591,735
Allowance for loan and lease losses	(48,181)	(49,217)	(50,001)	(51,217)	(52,828)
Net loans and leases	$3,833,400	$3,766,929	$3,720,614	$3,585,153	$3,538,907

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 9

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017
Noninterest-bearing demand	$1,365,010	$1,349,029	$1,395,556	$1,383,548	$1,383,754
Interest-bearing demand	952,991	946,464	933,054	911,273	917,956
Savings and money market	1,502,284	1,533,483	1,481,876	1,476,017	1,453,108
Time deposits less than $100,000	175,695	177,999	180,748	184,459	188,782
Core deposits	3,995,980	4,006,975	3,991,234	3,955,297	3,943,600

Government time deposits	727,087	703,467	687,052	710,658	700,284
Other time deposits $100,000 to $250,000	100,971	97,800	101,560	101,955	100,780
Other time deposits greater than $250,000	155,061	172,189	176,508	159,587	141,718
Total time deposits $100,000 and over	983,119	973,456	965,120	972,200	942,782
Total deposits	$4,979,099	$4,980,431	$4,956,354	$4,927,497	$4,886,382

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 10

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017
Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$—	$—	$—	$956	$1,000
Real estate:
Residential mortgage	2,400	2,184	2,280	2,633	4,691
Home equity	514	659	416	1,449	1,509
Commercial mortgage	—	—	79	81	834
Total nonaccrual loans	2,914	2,843	2,775	5,119	8,034

Other real estate owned ("OREO"):
Real estate:
Residential mortgage	595	595	851	851	1,008
Total OREO	595	595	851	851	1,008
Total nonperforming assets ("NPAs")	3,509	3,438	3,626	5,970	9,042

Loans delinquent for 90 days or more still accruing interest:
Real estate:
Residential mortgage	279	—	49	50	—
Home equity	—	—	—	108	—
Consumer	362	417	515	216	253
Total loans delinquent for 90 days or more still accruing interest	641	417	564	374	253

Restructured loans still accruing interest:
Commercial, financial and agricultural	423	457	491	217	265
Real estate:
Residential mortgage	9,621	10,555	10,677	12,373	12,230
Commercial mortgage	1,253	1,360	1,466	1,571	1,675
Total restructured loans still accruing interest	11,297	12,372	12,634	14,161	14,170
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$15,447	$16,227	$16,824	$20,505	$23,465

Total nonaccrual loans as a percentage of loans and leases	0.08%	0.07%	0.07%	0.14%	0.22%
Total NPAs as a percentage of loans and leases and OREO	0.09%	0.09%	0.10%	0.16%	0.25%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of loans and leases and OREO	0.11%	0.10%	0.11%	0.17%	0.26%
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of loans and leases and OREO	0.40%	0.43%	0.45%	0.56%	0.65%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$3,438	$3,626	$5,970	$9,042	$8,834
Additions	330	263	107	160	1,530
Reductions:
Payments	(37)	(155)	(2,060)	(2,614)	(401)
Return to accrual status	(222)	—	(391)	(453)	(1,014)
Sales of NPAs	—	(40)	—	(165)	—
Charge-offs/valuation adjustments	—	(256)	—	—	93
Total reductions	(259)	(451)	(2,451)	(3,232)	(1,322)
Balance at end of quarter	$3,509	$3,438	$3,626	$5,970	$9,042

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 11

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017	2018	2017
Allowance for loan and lease losses:
Balance at beginning of period	$49,217	$50,001	$51,217	$52,828	$55,369	$50,001	$56,631

Provision (credit) for loan and lease losses	532	(211)	(186)	(126)	(2,282)	321	(2,362)

Charge-offs:
Commercial, financial and agricultural	742	498	438	429	337	1,240	837
Real estate:
Residential mortgage	—	—	73	—	—	—	—
Consumer	1,729	1,933	1,618	1,709	1,470	3,662	2,967
Total charge-offs	2,471	2,431	2,129	2,138	1,807	4,902	3,804

Recoveries:
Commercial, financial and agricultural	295	144	690	165	236	439	511
Real estate:
Construction	6	1,193	52	40	56	1,199	77
Residential mortgage	21	26	22	124	637	47	733
Home equity	9	3	9	6	27	12	29
Commercial mortgage	29	15	11	7	128	44	139
Consumer	543	477	315	311	464	1,020	874
Total recoveries	903	1,858	1,099	653	1,548	2,761	2,363
Net charge-offs	1,568	573	1,030	1,485	259	2,141	1,441
Balance at end of period	$48,181	$49,217	$50,001	$51,217	$52,828	$48,181	$52,828

Average loans and leases, net of deferred costs	$3,836,739	$3,789,338	$3,719,684	$3,625,455	$3,593,347	$3,813,169	$3,570,658

Annualized ratio of net charge-offs to average loans and leases	0.16%	0.06%	0.11%	0.16%	0.03%	0.11%	0.08%

Ratio of allowance for loan and lease losses to loans and leases	1.24%	1.29%	1.33%	1.41%	1.47%	1.24%	1.47%